                                    $450,000,000

                       10-1/8% First Mortgage Notes due 2003

                                         of

                                Grand Casinos, Inc.




                            FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of November 24, 1998

                                         to

                                     INDENTURE

                           Dated as of November 30, 1995




                          Firstar Bank of Minnesota, N.A.

                                      Trustee

          This FIFTH SUPPLEMENTAL INDENTURE (the "Fifth Supplemental Indenture") to the Indenture (as defined below) is dated as of November 24, 1998, and is made by and among Grand Casinos, Inc., a Minnesota corporation ("Grand"), the Guarantors, as defined in the Indenture (the "Guarantors"), and Firstar Bank of Minnesota, N.A., as Trustee (the "Trustee").

                                       RECITALS

          A. Pursuant to an Indenture dated as of November 30, 1995, as amended (the "Indenture"), between Grand, the Guarantors and the Trustee, Grand has issued and outstanding $450,000,000 aggregate principal amount of 10-1/8% First Mortgage Notes due 2003 (the "Notes").

          B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          C. Park Place Entertainment Corporation, a Delaware corporation ("Park Place"), has made an offer to the Holders of the Notes to purchase all of such Notes for cash upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 9, 1998 and the accompanying Letter of Transmittal and Consent, as they may be amended from time to time (together, the "Offer to Purchase").

          D. Section 9.02 of the Indenture provides that Grand and the Trustee, together with the consent of the Holders of at least a majority in principal amount of outstanding Notes not owned by Grand or any of its affiliates, may amend the Indenture and the Notes, as set forth below; PROVIDED, HOWEVER, that without the consent of Holders of at least 66-2/3% of the aggregate principal amount of outstanding Notes not owned by Grand or any of its affiliates, no such amendment may change the provisions of Section
4.16 of the Indenture relating to a Change of Control (as defined in the Indenture).

          E. Pursuant to the terms of the Offer to Purchase, Holders that tender Notes in accordance with the terms of the Offer to Purchase are deemed to have consented to certain amendments to the Indenture that would eliminate or modify substantially all of the restrictive covenants and certain event of default and defeasance provisions contained in the Indenture as set forth below (collectively, the "Proposed Amendments") in connection with the proposed merger between Grand and a wholly owned subsidiary of Park Place, pursuant to that certain Agreement and Plan of Merger, dated as of June 30, 1998, by and among Hilton Hotels Corporation, Park Place, Gaming Acquisition Corporation, Lakes Gaming, Inc. and Grand, as set forth therein.

          F. Grand has authorized the execution and delivery of this Fifth Supplemental Indenture, and the Trustee has received

(i) an Opinion of Counsel pursuant to Section 9.06 of the Indenture stating that, and (ii) an Officers' Certificate of Grand pursuant to Section 12.04 of the Indenture certifying that, all conditions precedent to and covenants required for the execution of this Fifth Supplemental Indenture have been satisfied.

          G. All of the conditions and requirements necessary to make this Fifth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to the Proposed Amendments becoming operative as provided in paragraph 2 below), have been performed and fulfilled.

          NOW, THEREFORE, it is agreed as follows:

          1. Pursuant to Section 9.02 of the Indenture, and having received the consents of the Holders of at least 66% in aggregate principal amount of the outstanding Notes required thereby, other than Notes owned by Grand, the Guarantors or any of their respective affiliates, the Indenture is amended and effective, with the covenants becoming operative on the date set forth in paragraph 2 below, as follows:

          a. All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.

          b. The covenant entitled "SEC Reports," set forth in Section 4.03 of the Indenture, is hereby deleted in its entirety and the following provision is hereby substituted in its place:

                "The Company and the Guarantors shall comply with the provisions of TIA Section 314(a)."

          c. Paragraphs (b) and (c) of the covenant entitled "Compliance Certificate," set forth in Section 4.04 of the Indenture, are hereby deleted in their entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          d. The covenant entitled "Taxes," set forth in Section 4.05 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          e. The covenant entitled "Stay, Extension and Usury Laws," set forth in Section 4.06 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          f.    The covenant entitled "Restricted Payments," set forth in
     Section 4.07 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          g. The covenant entitled "Dividend and Other Payment Restrictions Affecting Subsidiaries," set forth in Section 4.08 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          h. The covenant entitled "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock," set forth in Section 4.09 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          i. The covenant entitled "Asset Sales," set forth in Section 4.10 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          j.    The covenant entitled "Event of Loss," set forth in Section
     4.11 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          k. The covenant entitled "Transactions With Affiliates," set forth in Section 4.12 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          l. The covenant entitled "Liens," set forth in Section 4.13 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          m.    The covenant entitled "Line of Business," set forth in Section
     4.14 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          n.    The covenant entitled "Corporate Existence," set forth in
     Section 4.15 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, in accordance with the organizational documents (as the same may be amended from time to time) of the Company."

          o.    The covenant entitled "Change of Control," set forth in Section
     4.16 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          p. The covenant entitled "Designation of Unrestricted Subsidiary," set forth in Section 4.17 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "(a) The Board of Directors of the Company may designate any Restricted Subsidiary; and to be an Unrestricted Subsidiary, provided that:

                      (i)     Intentionally Omitted;

                      (ii) at the time of designation, no Event of Default has occurred and is continuing or results immediately after such designation;

                      (iii)   Intentionally Omitted;

                      (iv)    Intentionally Omitted; and

                      (v) if such Subsidiary (or any subsidiary thereof) owns or possesses any Note Collateral, the Company shall provide or cause to be provided, substitute Note Collateral to secure the First Mortgage Notes on a first priority basis, subject to no other Liens other than Permitted Liens, with a fair market value (as determined by an independent Financial Advisor) at least equal to the next decrease in the total value of the Note Collateral resulting from any release of Note Collateral from the liens securing the Notes.

                (b) An Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary if the Company designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Event of Default occurs or is continuing immediately after such designation.

                (c) Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions."

          q.    The covenant entitled "Maintenance of Insurance," set forth in
     Section 4.18 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          r. The covenant entitled "Restrictions on Leasing and Dedication of Property," set forth in Section 4.22 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "Intentionally Omitted."

          s. The covenant entitled "Merger, Consolidation or Sale of Assets," set forth in Section 5.01 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

                (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof;

                (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition will have been made assumes all the obligations of the Company under this Indenture and all outstanding Notes and the Collateral

          Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee under the Notes and this Indenture;

                (iii) immediately after such transaction no Default or Event of Default exists;

                (iv)  Intentionally Omitted;

                (v)   Intentionally Omitted; and

                (vi)  Intentionally Omitted."

          t. The provision entitled "Successor Corporation Substituted," set forth in Section 5.02 of the Indenture, is hereby deleted in its entirety and the following is substituted in its place:

                "Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein."

          u. The provision entitled "Events of Default and Remedies," set forth in Section 6.01 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "(a)  Each of the following constitutes an Event of Default:

                      (i) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on any Note or under any Note Guarantee;

                      (ii) default for 30 days or more in the payment when due of interest on any Note or under any Note Guarantee;

                      (iii)   failure by the Company or any

                Guarantor to offer to purchase, or to purchase the Notes when required under an offer made pursuant to this Indenture;

                      (iv)    Intentionally Omitted;

                      (v) failure by the Company or any Guarantor for 60 days after receipt of written notice to comply with any of its other agreements in this Indenture, the Collateral Documents or the Notes;

                      (vi)    Intentionally Omitted;

                      (vii)   Intentionally Omitted;

                      (viii) material breach by the Company, any Guarantor or any of their Subsidiaries of any representation or warranty set forth in any Note Guarantee or any of the Collateral Documents, or default by the Company or any Guarantor in the performance of any covenant set forth in any Note Guarantee or any of the Collateral Documents that continues for 60 days after notice thereof, or the repudiation by the Company, any Guarantor or any of their Subsidiaries of its obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Note Guarantee or any of the Collateral Documents for any reason that would materially impair the benefits to the Trustee or the Holders of the Notes thereunder;

                      (ix)    the Company:

                              (A)  commences a voluntary case;

                              (B) consents to the entry of an order for relief against it in an involuntary case;

                              (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                              (D) makes a general assignment for the benefit of its creditors; or

                              (E) generally is not paying its debts as they become due;

                      (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                              (A)  is for relief against the Company in an
                      involuntary case;

                              (B) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

                              (C)  orders the liquidation of the Company;

                and the order or decree remains unstayed and in effect for 60 consecutive days; or

                      (xi)    Intentionally Omitted.

                (b) The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any Note held by a non-consenting Holder.

                (c) Specific rights and remedies of the Trustee under the Collateral Documents shall include the right of the Trustee or the appropriate Person under federal or state law to sell the Note Collateral and to apply the net proceeds to the Indebtedness evidenced by the Notes in accordance with the terms of this Indenture and the Collateral Documents. The Collateral Documents shall generally provide for the application of the internal laws of the state where such Note Collateral is located while this Indenture, the Notes and any Note Guarantee shall provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or other state law would be applied by any court with respect to the enforcement of remedies under the Notes, this Indenture, any Note Guarantee or the Collateral Documents.

                (d)   Intentionally Omitted."

          v. The provision entitled "Conditions to Legal or Covenant Defeasance," set forth in Section 8.04 of the Indenture, is hereby deleted in its entirety and the following is hereby substituted in its place:

                "(a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                      (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, premium, if any, and interest due on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on the outstanding Notes;

                      (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusion, (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issuance Date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                      (iii)   Intentionally Omitted;

                      (iv) no Default or Event of Default shall have occurred and be continuing pursuant to clause (i), (ii), (ix) or (x) set forth in paragraph (a) of Section 6.01 hereof on the date of such deposit;

                      (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                      (vi)    Intentionally Omitted;

                      (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                      (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with."

          2. The Proposed Amendments to the Indenture set forth in this Fifth Supplemental shall become operative only upon the Acceptance Date, as defined in the Offer to Purchase.

          3. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.

          4. If and to the extent that any provision of the Fifth Supplemental Indenture limits, qualifies or conflicts with another provision included in this Fifth Supplemental Indenture or in the Indenture, which is required to be included in this Fifth Supplemental Indenture or the Indenture by any of the provisions of Section 310 to 318, inclusive, of the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision of the TIA shall control.

          5. Pursuant to Section 9.05 of the Indenture, all Notes authenticated and delivered after the date hereof in exchange for or in lieu of any Notes theretofore issued shall have imprinted or stamped thereon a legend in substantially the following form:

          "The Indenture has been amended pursuant to a Fifth
          Supplemental Indenture dated as of November 24, 1998, copies of which are available from Grand or the Trustee."

          6. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of law.

                              [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto caused this Fifth Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                              ISSUER:
                              GRAND CASINOS, INC.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GUARANTORS:
                              GRAND CASINOS RESORTS, INC.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GRAND CASINOS OF MISSISSIPPI, INC. - GULFPORT



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer

                              GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GRAND CASINOS BILOXI THEATER, INC.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              MILLE LACS GAMING CORPORATION



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GRAND CASINOS OF LOUISIANA, INC. - TUNICA -
                              BILOXI



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer

                              GRAND CASINOS OF LOUISIANA, INC. -
                              COUSHATTA



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GCA ACQUISITION SUBSIDIARY, INC.


                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              BL DEVELOPMENT CORP.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GRAND CASINOS NEVADA I, INC.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer

                              BL RESORTS I, LLC



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GCG RESORTS I, LLC



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer




                              NEW GUARANTORS
                              GRAND CASINOS PECHANGA, INC.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              GRAND CASINOS WASHINGTON, INC.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer

                              GRAND MEDIA & ELECTRONICS
                              DISTRIBUTING, INC.



                                     Timothy Cope
                              --------------------------------------------
                              By:    Timothy J. Cope
                              Its:   Chief Financial Officer



                              TRUSTEE:
                              FIRSTAR BANK OF MINNESOTA, N.A.



                                     Frank P. Leslie, III
                              --------------------------------------------
                              By:    Frank P. Leslie, III
                              Its:   Vice President





                                      S-1